UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 23, 2006

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 23, 2006 the Compensation Committee of the Board of Directors of Overstock.com, Inc. (the “Company”) approved bonus payments to executive officers of the Company, including the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of the Company as a result of the officers’ performance in 2005 as follows:

Name and Title	Bonus

Stephen Tryon, Senior Vice President	$250,000

Jonathan E. Johnson III, Senior Vice President, Corporate Affairs and Legal	$250,000

David Chidester, Senior Vice President, Finance	$250,000

Russell (Tad) Martin, Senior Vice President of Merchandising and Operations	$250,000

Kamille Twomey, Senior Vice President, Marketing	$250,000

Stormy Simon, Senior Vice President, BMV and Off-Line Advertising	$250,000

The President of the Company, Dr. Patrick M. Byrne, is a named executive officer, but declined to accept any bonus payment relating to 2005.

The Compensation Committee did not take any action with respect to the 2006 base salaries of any of the named executive officers.  The Company intends to continue to pay base salaries to its named executive officers at their respective 2005 base salary rates, subject to changes, if any, approved by the Compensation Committee.  The Company is not a party to any employment agreement with any of its named executive officers.

On January 23, 2006 the Board and Compensation Committee also adopted the Overstock.com Performance Share Plan, a copy of which is attached hereto as Exhibit 10.1, as well as a form of Grant, a copy of which is attached hereto as Exhibit 10.2, and approved grants to executive officers of the Company, including the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of the Company, as follows:

Name and Title	Number of Performance Shares Granted

Stephen Tryon, Senior Vice President	10,000

Jonathan E. Johnson III, Senior Vice President, Corporate Affairs and Legal	14,000

David Chidester, Senior Vice President, Finance	10,000

Russell (Tad) Martin, Senior Vice President of Merchandising and Operations	10,000

Kamille Twomey, Senior Vice President, Marketing	15,000

Stormy Simon, Senior Vice President, BMV and Off-Line Advertising	15,000

The Performance Share Plan provides for a three-year period for the measurement of the Company’s attainment of the performance goal described in the form of grant, but at the Company’s sole option the Company may make a payment of estimated amounts payable to a plan participant after two years.  The performance goal is measured by growth in economic value, as defined in the plan.  The amount of payments due to participants under the plan will be a function of the then current market price of a share of the Company’s common stock, multiplied by a percentage dependent on the extent to which the performance goal has been attained, which will be between 0% and 200%.  If the growth in economic value is 10% compounded annually or less, the percentage will be 0%.  If the growth in economic value is 25% compounded annually, the percentage will be 100%.  If the growth in economic value is 40% compounded annually or more, the percentage will be 200%.  If the percentage growth is between these percentages, the payment percentage will be determined on the basis of straight line interpolation.  Amounts payable under the plan will be payable in cash unless the Company’s stockholders approve settlement of awards under the plan with shares of common stock.  The provisions of section 162(m) of the Internal Revenue Code could limit the Company’s ability to deduct payments made pursuant to the plan.  Reference is hereby made to the plan and the form of grant for more detailed information regarding the terms thereof.

On January 23, 2006 the Compensation Committee also approved the establishment of a bonus plan for 2006 for Company executives with a target of 100% of salaries of the executives.  The actual amount of the bonus pool will be established at the end of 2006 by the Compensation Committee, after considering the President’s recommendations, according to the Compensation Committee’s judgment of overall accomplishments against the Company’s 2006 business plan and growth in the economic value of the Company of at least 20%.  The actual bonus pool can range from 0% to 200% of the target amount, and individual executive payments from the bonus pool can range from 0% of salary to 200% of salary.  The provisions of section 162(m) of the Internal Revenue Code could limit the Company’s ability to deduct payments made pursuant to the plan.  A copy of the 2006 Bonus Plan is attached hereto as Exhibit 10.3, and reference is hereby made to the 2006 Bonus Plan for more detailed information regarding the terms thereof.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits.	10.1	Performance Share Plan (filed as Exhibit 10.1 to Form 8-K filed January 27, 2006)
			10.2	Form of Grant (filed as Exhibit 10.2 to Form 8-K filed January 27, 2006)
			10.3	2006 Bonus Plan (filed herewith)

Certain statements contained in this Form 8-K/A include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David Chidester
David Chidester
Senior Vice President, Finance
Date: January 30, 2006